UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2024

Arcadia Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5950 Sherry Lane Suite 215
Dallas, Texas		75225
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214 974-8921

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RKDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 13, 2024, Arcadia Biosciences, Inc. (“Arcadia”) entered into an Asset Purchase Agreement (the “Agreement”) with Pioneer Hi-Bred International, Inc. (“Pioneer”), an indirect, wholly-owned subsidiary of Corteva, Inc., pursuant to which on May 13, 2024 Arcadia sold or licensed to Pioneer certain patent and related rights associated with Arcadia’s resistant starch durum wheat trait (“Purchased Assets”). Since 2017, Pioneer has worked to introgress the resistant starch durum wheat trait into elite germplasm lines.

As consideration for the sale and license of Purchased Assets, Pioneer paid to Arcadia $4,000,000 in cash, which consideration was determined based on negotiations between the parties. The Agreement includes a number customary provisions addressing matters such as closing deliverables, representations and warranties, covenants, survival of the representations and warranties for a period of time after the closing, and indemnification obligations.

The preceding description of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the Agreement, which is filed as an Exhibit to this Current Report on Form 8-K. The representations, warranties and covenants contained in the Agreement have been made solely for the benefit of the parties to the Agreement and: (i) may be intended not as statements of fact but rather as a way of allocating risk among the parties if those statements prove to be inaccurate; and (ii) were made only as of the date of the Agreement or such other dates as may be specified in the Agreement and are subject to more recent developments. Accordingly, any such representations and warranties should not be relied upon as characterizations of the actual state of facts or affairs on the date they were made or at any other time.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01. The Purchased Assets never have been recorded on the balance sheets included in Arcadia’s periodic filings with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*+	Asset Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

+ Certain marked information has been omitted from this exhibit because it is both not material and would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date:	May 17, 2024	By:	/s/ THOMAS J. SCHAEFER
Thomas J. Schaefer, Chief Financial Officer